Exhibit 99.1

Apple Reports Record Second Quarter Results

Revenue Up 43 Percent Year-Over-Year

CUPERTINO, California—April 23, 2008—Apple® today announced financial results for its fiscal 2008 second quarter ended March 29, 2008. The Company posted revenue of $7.51 billion and net quarterly profit of $1.05 billion, or $1.16 per diluted share. These results compare to revenue of $5.26 billion and net quarterly profit of $770 million, or $.87 per diluted share, in the year-ago quarter. Gross margin was 32.9 percent, down from 35.1 percent in the year-ago quarter. International sales accounted for 44 percent of the quarter’s revenue.

Apple shipped 2,289,000 Macintosh® computers during the quarter, representing 51 percent unit growth and 54 percent revenue growth over the year-ago quarter. The Company sold 10,644,000 iPods during the quarter, representing one percent unit growth and eight percent revenue growth over the year-ago quarter. Quarterly iPhone™ sales were 1,703,000.

“We’re delighted to report 43 percent revenue growth and the strongest March quarter revenue and earnings in Apple’s history,” said Steve Jobs, Apple’s CEO. “With over $17 billion in revenue for the first half of our fiscal year, we have strong momentum to launch some terrific new products in the coming quarters.”

“We’re thrilled to have generated $4 billion in cash flow from operations in the first half of fiscal 2008, yielding an ending cash balance of $19.4 billion,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the third quarter of fiscal 2008, we expect revenue of about $7.2 billion and earnings per diluted share of about $1.00.”

Apple will provide live streaming of its Q2 2008 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, April 23, 2008 at www.apple.com/quicktime/qtv/earningsq208/ and will also be available for replay.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include potential litigation from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; unfavorable results of other legal proceedings; the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; continued competitive pressures in the marketplace; the Company’s reliance on sole service providers for iPhone in certain countries; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the effect that product quality problems could have on the Company’s sales and operating profits; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the Company’s reliance on the availability of third-party digital content; and the potential impact of a finding that the Company has infringed on the intellectual property rights of others. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 29, 2007, its Form 10-Q for the quarter ended December 29, 2007, and its Form 10-Q for the quarter ended March 29, 2008 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning computers, OS X operating system and iLife and professional applications. Apple is also spearheading the digital media revolution with its iPod portable music and video players and iTunes online store, and has entered the mobile phone market with its revolutionary iPhone.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2008 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net sales	$7,512	$5,264	$17,120	$12,379
Cost of sales (1)	5,038	3,415	11,314	8,310

Gross margin	2,474	1,849	5,806	4,069

Operating expenses:
Research and development (1)	273	183	519	367
Selling, general, and administrative (1)	886	680	1,846	1,394

Total operating expenses	1,159	863	2,365	1,761

Operating income	1,315	986	3,441	2,308
Other income and expense	162	148	362	274

Income before provision for income taxes	1,477	1,134	3,803	2,582
Provision for income taxes	432	364	1,177	808

Net income	$1,045	$770	$2,626	$1,774

Earnings per common share:
Basic	$1.19	$0.89	$2.99	$2.06
Diluted	$1.16	$0.87	$2.92	$2.00

Shares used in computing earnings per share (in thousands):
Basic	879,546	863,003	877,704	860,347
Diluted	899,329	886,653	899,783	884,896

(1) Includes stock-based compensation expense as follows:
Cost of sales	$20	$9	$38	$15
Research and development	$47	$20	$86	$36
Selling, general, and administrative	$65	$34	$118	$58

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	March 29, 2008	September 29, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$9,070	$9,352
Short-term investments	10,378	6,034
Accounts receivable, less allowances of $44 and $47, respectively	1,593	1,637
Inventories	364	346
Deferred tax assets	1,060	782
Other current assets	4,271	3,805

Total current assets	26,736	21,956
Property, plant and equipment, net	1,962	1,832
Goodwill	38	38
Acquired intangible assets, net	300	299
Other assets	1,435	1,222

Total assets	$30,471	$25,347

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$4,154	$4,970
Accrued expenses	5,480	4,310

Total current liabilities	9,634	9,280
Non-current liabilities	2,784	1,535

Total liabilities	12,418	10,815

Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 881,431,003 and 872,328,972 shares issued and outstanding, respectively	6,342	5,368
Retained earnings	11,642	9,101
Accumulated other comprehensive income	69	63

Total shareholders’ equity	18,053	14,532

Total liabilities and shareholders’ equity	$30,471	$25,347

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended
	March 29, 2008	March 31, 2007
Cash and cash equivalents, beginning of the period	$9,352	$6,392

Operating Activities:
Net income	2,626	1,774
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization, and accretion	222	143
Stock-based compensation expense	242	109
Provision for deferred income taxes	6	122
Loss on disposition of property, plant, and equipment	10	6
Changes in operating assets and liabilities:
Accounts receivable, net	44	324
Inventories	(18)	62
Other current assets	(444)	589
Other assets	(150)	261
Accounts payable	(740)	(987)
Deferred revenue	1,585	235
Other liabilities	597	(91)

Cash generated by operating activities	3,980	2,547

Investing Activities:
Purchases of short-term investments	(12,740)	(6,223)
Proceeds from maturities of short-term investments	6,683	2,961
Proceeds from sales of short-term investments	1,676	1,505
Purchases of long-term investments	(17)	(5)
Payment for acquisition of property, plant, and equipment	(384)	(247)
Payment for acquisition of intangible assets	(63)	(216)
Other	21	13

Cash used in investing activities	(4,824)	(2,212)

Financing Activities:
Proceeds from issuance of common stock	233	176
Excess tax benefits from stock-based compensation	445	192
Cash used to net share settle equity awards	(116)	—

Cash generated by financing activities	562	368

(Decrease) increase in cash and cash equivalents	(282)	703

Cash and cash equivalents, end of the period	$9,070	$7,095

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$753	$501

UNAUDITED CONSOLIDATED SCHEDULE OF DEFERRED REVENUE

(In millions)

	March 29, 2008	December 29, 2007		September 29, 2007
Deferred revenue-current:
iPhone and Apple TV	$1,170	$816		$346
AppleCare	504	467		430
Other	742	776	*	615	*

Total deferred revenue-current	2,416	2,059		1,391

Deferred revenue-non-current:
iPhone and Apple TV	763	624		290
AppleCare	559	529		495
Other	87	76	*	64	*

Total deferred revenue-non-current	1,409	1,229		849

Total deferred revenue	$3,825	$3,288		$2,240

*	Certain prior period amounts have been reclassified to conform to the current period presentation.